Bank of America

PO BOX 43084, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

016570| 003590|127C|RESTRICTED||4|057-423

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U

Certificate Number ZQ 000000

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA OR JERSEY CITY, NJ

Shares
000000****
000000**
****000000****
*****000000***
******000000**

Bank of America

BANK OF AMERICA CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that **MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE**

CUSIP 060505 EK 0

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of ****ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO****

FULLY PAID AND NON-ASSESSABLE SHARES OF FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES U, $0.01 PAR VALUE, WITH A LIQUIDATION PREFERENCE OF $25,000 PER SHARE OF

Bank of America Corporation (hereinafter, the "Corporation") transferable on the books and records of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, including all amendments thereto, the Certificate of Designations for this series of preferred stock, and the Bylaws of the Corporation, and to the rights, preferences and voting power of the other preferred stock of the Corporation now or hereafter outstanding, the terms of all such provisions, rights, preferences and voting powers being incorporated herein by reference. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chief Executive Officer and President

Corporate Secretary

BANK OF AMERICA CORPORATION
CORPORATE
SEAL
1998
DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By

AUTHORIZED SIGNATURE

1234567

BANK OF AMERICA CORPORATION

IMPORTANT NOTICE

THE CORPORATION'S AUTHORIZED CAPITAL STOCK INCLUDES THIS SERIES OF FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES U, AND OTHER PREFERRED STOCK, WHICH, WHEN ISSUED, SHALL HAVE CERTAIN PREFERENCES OR SPECIAL RIGHTS IN THE PAYMENT OF DIVIDENDS, IN VOTING, UPON LIQUIDATION, OR OTHERWISE. THE CORPORATION WILL, UPON REQUEST, FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS INFORMATION IN WRITING AS TO THE NUMBER OF SHARES OF EACH CLASS OR SERIES OF SUCH PREFERRED STOCK AUTHORIZED AND OUTSTANDING AND A SUMMARY OF, OR A COPY OF THE PORTIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OR CERTIFICATE OF DESIGNATIONS CONTAINING, THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ALL SHARES AND ANY CLASS OR SERIES THEREOF. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	...........Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	..............Custodian (until age. . .). .... (Cust) (Minor) under Uniform Transfers to Minors Act. .... (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ___________________________ hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ________________________________ 20 ______________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.



The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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